Exhibit 4.5

THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SECURED PROMISSORY NOTE

Series 2024-SN-001
US $1,500,000
Date of Issuance: May 13, 2024

FOR VALUE RECEIVED, LM Funding America, Inc., a Delaware corporation, (the “Company”), hereby promises to pay to the order of the undersigned holder (the “Holder”), the principal sum of US$1,500,000 (the “Principal Amount”), together with interest thereon from the date of issuance of this secured promissory note (this “Note”). Interest will be due monthly in arrears on this Note in an amount equal to ten percent (10%) per annum, simple interest (calculated on the basis of a 365-day year), of the outstanding principal balance of this Note until the Note is paid in full. All principal and accrued but unpaid interest under this Note shall become due and payable on May 14, 2025.

1.
Payment.
1.1
Generally. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to the principal. If any amount payable hereunder is not paid when due, such overdue amount shall bear interest at eighteen percent (18%) per annum.
1.2
Prepayment. The Company may prepay the principal amount of the Note in whole or in part at any time or from time to time by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.
1.3
Business Day. Whenever any payment hereunder is due on a day that is not a business day, such payment shall be made on the next succeeding business day, and interest shall be calculated to include such extension.
2.
Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:
2.1
Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

2.2
Authorization and Enforceability. All corporate action has been taken on the part of the Company and its members and managers necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.
3.
Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:
3.1
Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2
Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note.
3.3
Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in this Note. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Note. In deciding to purchase this Note, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in this Note is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in this Note or made any finding or determination concerning the fairness or advisability of this investment.
3.4
Investment Experience. The Holder is an experienced investor and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note.

3.5
Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of this Note.
3.6
Restricted Securities. The Holder understands that this Note has not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Note is a “restricted security” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold this Note indefinitely unless the Note is registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Note for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation, and may not be able, to satisfy.
3.7
No Public Market. The Holder understands that no public market now exists for the Note and that the Company has made no assurances that a public market will ever exist for the Note.
3.8
No General Solicitation. The Holder, and its officers, directors, members, managers, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Note by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Holder acknowledges that neither the Company nor any other person offered to sell this Note to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
3.9
Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address shown on the Holder’s signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder’s principal place of business is located in the state or province identified in the address shown on the Holder’s signature page hereto.
3.10
Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for this Note, including (a) the legal requirements within its jurisdiction for the purchase of this Note; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of this Note. The Holder’s subscription and payment for and continued beneficial ownership of this Note will not violate any applicable securities or other laws of the Holder’s jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Note.
4.
Security. The Note is a secured obligation of the Company. Unless otherwise defined herein, terms used in this Section 4 that are defined in the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “UCC”) shall have the meanings assigned to them in the UCC.
4.1
Grant of Security Interest. The Company hereby grants to the holders of the Note (the “Secured Parties”), to secure the payment and performance in full of the Note, a security interest in, and pledges and assigns to the Secured Parties, the following properties, assets, and rights of the Company, wherever located, whether the Company now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods, instruments (including promissory notes), documents (whether tangible or electronic), accounts, chattel paper (whether tangible or electronic), money, deposit accounts, securities and all other investment property, supporting obligations, and other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles).
4.2
Perfection of Security Interest. The Company agrees that at any time and from time to time, at the request of the Collateral Agent and at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Collateral Agent (as defined below) may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Company hereby authorizes the Collateral Agent to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of the Company where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Company, or words of similar effect.
4.3
Remedies. If a default shall have occurred and be continuing under the Note, the may exercise all the rights and remedies of a secured party upon default under the UCC.
4.4
Collateral Agent.
(a)
Appointment. The Holder or its designee shall act as the collateral agent (the “Collateral Agent”) hereunder and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof for purposes of acquiring, holding and enforcing any and all liens on Collateral granted by the Company to secure payment under the Note, together with such powers and discretion as are reasonably incidental thereto.
(b)
Rights as a Lender. The person or entity serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a noteholder as any other noteholder.
(c)
Exculpatory Provisions.
(i)
The Collateral Agent shall not have any duties or obligations except those expressly set forth herein, which shall be ministerial and administrative in nature.
(ii)
The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.
(iii)
The Collateral Agent shall not be deemed to have knowledge of any default unless and until notice describing such default is given to the Collateral Agent by the Holder or the Company. Upon the occurrence of a default, the Collateral Agent shall take such action with respect to such default as it shall deem advisable in the best interest of the noteholders.
(iv)
The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Note, (ii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Note or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of the Note or any other agreement, instrument or document or the creation, perfection or priority of any lien purported to be created by the Note, or (v) the value or the sufficiency of any Collateral.
(v)
The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person or entity.
(d)
Resignation; Removal. The Collateral Agent may resign upon thirty (30) days’ prior written notice. Upon receipt of any such notice of resignation, the Holder shall have the right to appoint a successor Collateral Agent. The Collateral Agent may be removed as Collateral Agent for good cause by the Holder upon thirty (30) days’ prior written notice to the Collateral Agent. Upon any such removal, the Holder shall have the right to appoint a successor Collateral Agent.
(e)
Collateral Matters. The Holder irrevocably authorize the Collateral Agent, at its option and in its discretion to release any lien on any property granted to or held by the Collateral Agent under the Note (i) upon payment in full of all obligations under the Note, or (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder.

5.
Protective Covenants and Subordination.
5.1
Covenants. For so long as the Note is outstanding, without the written consent of the Holder, the Company shall not:
(a)
other than indebtedness under the Note, incur any indebtedness, except (i) accounts payable in the ordinary course of business on a basis consistent with past practice, (ii) except for premium financing for director and officer insurance coverage, and (iii) other debt items currently on the balance sheet and any renewal or refinancing thereof;
(b)
incur, create, assume, or suffer to exist any lien on any of its property or assets, whether now owned or hereafter acquired, other than the lien granted hereunder and other than liens (if any) in existence as of the date of this Note;
(c)
(i) make any advance, loan, extension of credit (by way of guaranty or otherwise), or capital contribution to, or (ii) purchase, hold, or acquire any equity interests, bonds, notes, debentures, or other debt securities of, or (iii) make any other investment in, any person or entity, other than in the ordinary course of business;
(d)
Merge into or consolidate with any other person or entity, or permit any other person or entity to merge into or consolidate with it, or liquidate or dissolve;
(e)
Dispose of any material assets other than in the ordinary course of business;
(f)
pay any distributions to the equity holders of the Company in respect of their equity interests, whether now or hereafter outstanding;
(g)
redeem any equity interests of any stockholders of the Company, whether now or hereafter outstanding; or
(h)
Enter into or be a party to any transaction including any purchase, sale, lease, or exchange of property, the rendering of any service, or the payment of any management, advisory, or similar fees, with any related party, unless such transaction is on fair and reasonable terms no less favorable to the Company than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated person or entity.
6.
Miscellaneous.
6.1
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the holder of the Note. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

6.2
Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.
6.3
Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4
Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.
6.5
Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 6.5).
6.6
No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees, members, managers or representatives is responsible.
6.7
Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.
6.8
Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
6.9
Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Notwithstanding the foregoing, any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 6.9 will be binding upon the Holder and each future holder of the Note.
6.10
Effect of Amendment or Waiver. The Holder acknowledges and agrees that by the operation of 86.9 hereof, the Holder will have the right and power to diminish or eliminate all rights of the Holder under this Note.
6.11
Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.
6.12
Transfer Restrictions. Without in any way limiting the representations and warranties set forth in this Note, the Holder further agrees not to make any disposition of all or any portion of this Note unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in 23 and either:
(a)
there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or
(b)
the Holder has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.
6.13
Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.
6.14
Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.
6.15
Directors and Officers not Liable. In no event will any director or officer of the Company be liable for any amounts due and payable pursuant to this Note.
6.16
Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT

BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

Exhibit 4.5

LM Funding America, inc. By: Name: Richard Russell Title: Chief Financial Officer Address: 1200 W. Platt Street Suite 100 Tampa, Florida 33606 Email Address: Rrussell@lmfunding.com
Agreed to and accepted: Brown Family Enterprises LLC ___________________________ Print Name: Christian Brown, Manager Address: 5911 Beacon Shores Street Tampa, FL 33616 Email: Christian.h.g.brown@gmail.com

[Signature Page to Amended and Restated Secured Promissory Note]